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                                                                    EXHIBIT 10.7


                      ORTHODONTIC CENTERS OF AMERICA, INC.

                         FORM OF PARTICIPATION AGREEMENT





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                             PARTICIPATION AGREEMENT

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              ____________ PROGRAM


         This Participation Agreement ("Agreement") is made and entered into as of ______________, 2001, by and between Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), and _______________________, an individual residing in the State of ______________ (the "Participant").

                                    RECITALS:


         WHEREAS, OCA adopted the Orthodontic Centers of America, Inc. _______ Program (the "Program") through resolutions adopted by OCA's Board of Directors; and

         WHEREAS, the Participant desires to participate in the Program, subject to the terms and conditions therein and herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

                                   AGREEMENT:

1. Election to Participate. The Participant hereby elects to participate in the Program, in accordance with and subject to all of the terms, conditions and provisions of the Program and this Agreement, as such may be amended from time to time. OCA hereby permits the Participant to participate in the Program (subject to the Participant's fulfillment and compliance with all of the criteria for participation specified in the Program), as and to the extent provided in the Program and on the terms, conditions and provisions specified therein and herein, as such may be amended from time to time. The Participant represents and warrants to OCA that the Participant has, along with his or her respective OrthAlliance Affiliated PC (as defined in the Program), executed and delivered to OrthAlliance their respective (i) Amendments (as defined in the Program) and/or (ii) OCA Business Services Agreement (as defined in the Program) on the date or dates specified on Schedule 1 hereto. The Participant further represents and warrants to OCA that he or she is an OrthAlliance Affiliated Practitioner (as defined in the Program).

2. Program Document Controls. The Participant acknowledges and agrees that such participation, and any and all awards, grants, shares or rights granted or awarded to the Participant under the Program, will be governed by and subject to all of the terms, conditions, and provisions of this Agreement and the Program, as such exist on the date of this Agreement and as such may be amended from time to time hereafter. A copy of the Program, as it exists on the date hereof, is attached hereto as Exhibit A, and/or has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Program, the terms of the Program, as such may be amended, shall control, except as expressly stated otherwise therein.

3. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by OCA. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the



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person who is to receive it at the address identified in this Section. OCA or the Participant may change, by written notice to the other, the address specified for receiving notices. Notices to OCA shall be addressed as follows:

                          Orthodontic Centers of America, Inc.
                          3850 N. Causeway Boulevard, Suite 1040
                          Metairie, LA  70002
                          Attention: Bartholomew F. Palmisano, Jr.

Notices to the Participant shall be hand delivered to the Participant on the premises of OCA or its subsidiaries, or addressed to the latest address shown on the records of OCA.

4. Information Confidential. As partial consideration for the Participant's participation the Program, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Program; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

5. Authorization. The Participant hereby represents and warrants to OCA that the execution, delivery and performance of this Agreement by the Participant has been duly authorized by all necessary laws, resolutions and corporate action, and that this Agreement constitutes the valid and enforceable obligations of the Participant in accordance with its terms.

6. No Assignment. The Participant may not assign or transfer this Agreement, any of his or her rights hereunder, his or her participation in the Program nor, except as provided in the Program, any of his or her rights, benefits or awards under the Program.

7. Miscellaneous. This Agreement shall be construed and interpreted according to the laws of the State of Louisiana, without regard to the principles of conflicts of law thereof. This Agreement (together with the Program) contains the entire and only agreement between the parties respecting the subject matter hereof. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of OCA. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.




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         IN WITNESS WHEREOF, OCA has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.


                                         ORTHODONTIC CENTERS OF AMERICA, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         "PARTICIPANT"



                                         ---------------------------------------
                                         Name:




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